ARTICLES OF INCORPORATION
                                       OF
                      REPUBLIC GOLD & SILVER, INCORPORATED
                             (A FLORIDA CORPORATION)

         I, the undersigned, hereby make, subscribe, acknowledge and file these Articles of Incorporation for the purpose of becoming a corporation for profit under the laws of the State of Florida and do hereby further certify that I have become such corporation under and pursuant to the following Articles of
Incorporation:

                                    ARTICLE I

         The name of the corporation is:

                      REPUBLIC GOLD & SILVER, INCORPORATED

                                   ARTICLE II

         This corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is: fifty Million (50,000,000) Shares having $.001 par value per share.

                                   ARTICLE IV

         The amount of capital with which this corporation shall and does hereby begin business, shall be and is the sum of Five Hundred Dollars ($500.00).

                                    ARTICLE X

         The name and mailing address of the incorporator is as follows:

         NAME                                   MAILING ADDRESS

         Corporation Service Company            1201 Hays Street
                                                Tallahassee, Florida 32301

                                   ARTICLE XI

         The officers of this corporation shall be a President, a Secretary, a Treasurer and such other officers, agents and factors as may be deemed necessary, including one or more Vice Presidents. All officers, agents and factors shall be chosen in such manner, hold their offices for such terms and have such powers and duties as may be prescribed by the By-laws or determined by the Board of Directors.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stockholders therein are granted subject to this reservation.

         IN WITNESS WHEREOF, I the undersigned, incorporator has hereunto set my hand and seal this 22nd day of June, 1992, for the purpose of forming this corporation under the office of the Secretary of State of the State of Florida, those Articles of Incorporation and certify that the facts herein stated are true.


                                      By: /s/ Mark A. Rosser
                                          -------------------------------------
                                              Mark A. Rosser, Vice President of
                                              Corporation Service Company

                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION

         Corporation Service Company, a Delaware corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligation of the position of Registered Agent under Section 607.0505, Florida Statutes.


                                      By: /s/ Mark A. Rosser
                                          -------------------------------------
                                              Mark A. Rosser, Vice President of
                                              Corporation Service Company

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                                STATE OF FLORIDA
                                     [LOGO]
                               Department of State


I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, filed on June 5, 1998, for PLANET ENTERTAINMENT CORPORATION, a Florida corporation, as shown by the records of this office.

The document number of this corporation is V45173.



                                        Given under my hand and the
                                     Great Seal of the State of Florida
                                    at Tallahassee, the Capitol, this the
                                           Fifth day of June, 1998


                                      /s/ Sandra B. Mortham
                                      ----------------------------
[LOGO]                                    Sandra B. Mortham
CRE022 (2-95)                             Secretary at State

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